Form of Mortgage Loan Sale and Assignment Agreement
For Non-HELOC Certificate Transactions

LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of [_____] [__], 20[__]

Structured Asset Securities Corporation Home Equity Loan Trust, Series 20[__]-[__]

Home Equity Loan Asset-Backed Notes, Series 20[__]-[__]

TABLE OF CONTENTS

Page

ARTICLE I. CONVEYANCE OF MORTGAGE LOANS

2

Section 1.01.

Sale of Mortgage Loans.

2

Section 1.02.

Delivery of Documents.

3

Section 1.03.

Review of Documentation.

3

Section 1.04.

Representations and Warranties of the Seller.

3

Section 1.05.

Grant Clause.

9

Section 1.06.

Assignment by Depositor.

9

ARTICLE II. MISCELLANEOUS PROVISIONS

9

Section 2.01.

Binding Nature of Agreement; Assignment.

9

Section 2.02.

Entire Agreement.

9

Section 2.03.

Amendment.

10

Section 2.04.

Governing Law.

10

Section 2.05.

Severability of Provisions.

11

Section 2.06.

Indulgences; No Waivers.

11

Section 2.07.

Headings Not to Affect Interpretation.

11

Section 2.08.

Benefits of Agreement.

11

Section 2.09.

Counterparts.

11

SCHEDULE A

Transferred Mortgage Loan Schedule

EXHIBIT A

Form of Transfer Supplement

This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of [_____] [__], 20[__] (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Structured Asset Securities Corporation, as purchaser (the “Depositor”).

All capitalized terms not defined herein shall have the same meanings assigned to such terms in that certain transfer and servicing agreement (the “Transfer and Servicing Agreement”) dated as of [_____] [__], 20[__], among Structured Asset Securities Corporation Home Equity Loan Trust, Series 20[__]-[__], as issuer (the “Issuer” or the “Trust”), the Depositor, [_____________], as master servicer (the “Master Servicer”) and [_________], as indenture trustee (in such capacity, the “Indenture Trustee”) and as administrator (in such capacity, the “Administrator”).

W I T N E S S E T H:

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”), pursuant to the following specified mortgage loan purchase and warranties agreements (each, a “Transfer Agreements”), has purchased or received from certain transferors identified below (each, a “Transferor”) certain home equity line of credit mortgage loans, each identified on the Mortgage Loan Schedule (as defined herein) attached hereto as Schedule A (the “Mortgage Loans”):

1.

[_________]; and

2.

[_________].

WHEREAS, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of [_____] [__], 20[__], between the Bank, as assignor, and LBH, as assignee, the Bank has assigned all of its right, title and interest in and to the Transfer Agreements and Mortgage Loans to LBH and LBH has accepted the rights and benefits of, and assumed the obligations of the Bank under, the Transfer Agreements;

WHEREAS, LBH is a party to the following servicing agreements (collectively, the “Servicing Agreements”) pursuant to which the Mortgage Loans are to be serviced by certain servicers as indicated below (each, a “Servicer,” and collectively, the “Servicers”):

1.

Reconstituted Servicing Agreement, dated as of [_____] [__], 20[__], among LBH, as seller, [_________], as servicer, and the Master Servicer;

2.

Reconstituted Servicing Agreement, dated as of [_____] [__], 20[__], among LBH, as seller, [_________], as servicer, and the Master Servicer;

WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Mortgage Loans to the Depositor, assign all of its rights and interest under each Transfer Agreement and each Servicing Agreement referred to above, and delegate all of its obligations thereunder, to the Depositor;

WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Mortgage Loans on the Closing Date to the Trust created pursuant to a trust agreement dated as of [_____] [__], 20[__], among the Depositor, [_________], as owner trustee and Administrator (the “Trust Agreement”) and assign all of its rights and delegate all of its obligations hereunder to the Trust, which will in turn pledge such Mortgage Loans and such rights and obligations to the Indenture Trustee, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Issuer, as assignee, whichever is the owner of the Mortgage Loans from time to time, subject to the lien of the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF MORTGAGE LOANS

Section 1.01.

Sale of Mortgage Loans.

(a)

Sale of Mortgage Loans.  Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Mortgage Loans, having an aggregate Principal Balance as of the Cut-off Date of $[________].  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under each Transfer Agreement and each Servicing Agreement, other than any servicing rights retained thereunder, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Mortgage Loans.  The Seller and the Depositor further agree that this Agreement incorporates the terms and conditions of any assignment and assumption agreement or other assignment document required to be entered into under any of the Transfer Agreements (any such document, an “Assignment Agreement”) and that this Agreement constitutes an Assignment Agreement under such Transfer Agreement, and the Depositor hereby assumes the obligations of the assignee under each such Assignment Agreement.  Concurrently with the execution hereof, the Depositor tenders the purchase price of $[_________].  The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under each Transfer Agreement and each Servicing Agreement, other than any servicing rights thereunder, as if the Depositor had been a party to each such agreement.

(b)

Schedules of Mortgage Loans.  The Depositor and the Seller have agreed upon which of the Mortgage Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the “Mortgage Loan Schedule”).  The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Transfer and Servicing Agreement.  The Mortgage Loans have been assigned by the Bank to the Seller pursuant to the Assignment and Assumption Agreement.

Section 1.02.

Delivery of Documents.

(a)  In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each, a “Mortgage File”) so transferred and assigned, as specified in the related Transfer Agreement or Servicing Agreement.

(b)  For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

Section 1.03.

Review of Documentation.

The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by [_________] (the “Custodian”), for the Depositor.  The Custodian is required to review, within 45 days following the Closing Date, each applicable Mortgage File.  If in the course of such review the Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Issuer under Section [___] of the Transfer and Servicing Agreement.

Section 1.04.

Representations and Warranties of the Seller.

(a)  The Seller hereby represents and warrants to the Depositor that as of the Closing Date:

(i)

the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

(ii)

the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

(iii)

the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

(b)

The representations and warranties of each Transferor with respect to the Mortgage Loans in the applicable Transfer Agreement were made as of the date of such Transfer Agreement.  To the extent that any fact, condition or event with respect to a Mortgage Loan or a Subsequent Transferred Mortgage Loan (together, the “Transferred Mortgage Loans”) constitutes a breach of both (i) a representation or warranty of a Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement, the sole right or remedy of the Depositor with respect to a breach by the Seller of such representation and warranty (except in the case of a breach by the Seller of the representations made by it pursuant to Sections 1.04(b)(xiii) and (xiv)), shall be the right to enforce the obligations of such Transferor under any applicable representation or warranty made by it.  The representations made by the Seller pursuant to Sections 1.04(b)(xiii) and (xiv) shall be direct obligations of the Seller.  The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) (except in the case of  those representations and warranties made pursuant to Sections 1.04(b)(xiii) and (xiv)) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the related Transferor in the applicable Transfer Agreement.  The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except in the case of those representations and warranties made by it pursuant to Sections 1.04(b)(xiii) and (xiv)) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in such Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty; provided, however, that if the related Transferor fulfills its obligations under the provisions of such Transfer Agreement by substituting for the affected Mortgage Loan a mortgage loan which is not a Qualifying Substitute Mortgage Loan, the Seller shall, in exchange for such substitute mortgage loan, provide the Depositor (a) with the applicable Purchase Price for the affected Mortgage Loan or (b) within the two-year period following the Closing Date or any Transfer Date, with a Qualified Substitute Mortgage Loan for such affected Mortgage Loan.

Subject to the foregoing, the Seller represents and warrants upon delivery of the Mortgage Loans to the Depositor hereunder, as to each, that:

(i)

The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

(ii)

There are no defaults (other than delinquency in payment) in complying with the terms of any Mortgage, and the Seller has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

(iii)

Except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of Fannie Mae or Freddie Mac.  If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect, which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration.  Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement;

(iv)

Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(v)

In the case of approximately [____]% of the Mortgage Loans (by Principal Balance as of the Cut-off Date), the related Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property (including all improvements on the Mortgaged Property).  The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Transferred Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage.  In the case of approximately [____]% of the Mortgage Loans (by Principal Balance as of the Cut-off Date), any security agreement, chattel mortgage or equivalent document related to, and delivered to the Indenture Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Indenture Trustee;

(vi)

Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, the Seller was the sole owner of record and holder of each Mortgage Loan, and the Seller had good and marketable title thereto, and has full right to transfer and sell each Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)

Except with respect to approximately [____]% of the Mortgage Loans, each Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA Mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (subject only to the exceptions described in paragraph (v) above).  If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located.  With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

(viii)

To the best of the Seller’s knowledge, no foreclosure action is being threatened or commenced with respect to any Mortgage Loan.  There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of any Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

(ix)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(x)

Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

(xi)

Each Mortgage Loan is a debt instrument that satisfies the requirements of Section 860L(c)(i)(B) of the Code;

(xii)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws; and

(xiii)

No Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law.

(c)

Reserved

(d)  With respect to any of the foregoing representations and warranties made in subparagraphs (xiii) or (xiv) of Section 1.04(b), a breach of any such representations or warranties shall be deemed to materially and adversely affect the value of the affected Mortgage Loan and the interests of Securityholders therein, irrespective of the Seller’s knowledge of such breach.

It is understood and agreed that the representations and warranties set forth in Sections 1.04(b) herein shall survive the Closing Date.  Upon discovery by either the Seller or the Depositor of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan and that does not also constitute a breach of a representation or warranty of a Transferor in the related Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party; provided, however, that notwithstanding anything to the contrary herein, this paragraph shall be specifically applicable to a breach by the Seller of the representations made pursuant to subparagraphs (xiii) and (xiv) of Section 1.04(b) irrespective of the Transferor’s breach of a comparable representation or warranty made in the related Transfer Agreement.  Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or Transfer Price (as set forth in the related Transfer Supplement) or (c) within the two-year period following the Closing Date or any Transfer Date, as applicable, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 1.05.

Grant Clause.

It is intended that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if any such conveyance is deemed to be in respect of a loan, it is intended that:  (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in Section 1.01(a) in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

Section 1.06.

Assignment by Depositor.

Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Issuer, and the Issuer then shall succeed to all rights of the Depositor under this Agreement.  All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Issuer.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.01.

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.02.

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.03.

Amendment.

(a)  This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Indenture Trustee but without notice to or the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust, the Transfer and Servicing Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.  No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Securityholder.  Any such amendment shall be deemed not to adversely affect in any material respect any Securityholder if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Securities, if any (and any Opinion of Counsel requested by the Indenture Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b)  This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Indenture Trustee and the Securityholders of not less than 66-2/3% of the Note Principal Amount of the Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Securityholder of such Security or (ii) reduce the aforesaid percentages of Note Principal Amount of the Notes, the Securityholders of which are required to consent to any such amendment without the consent of the Securityholders of 100% of the Note Principal Amount of the Notes affected thereby.  For purposes of this paragraph, references to “Securityholder” or “Securityholders” shall be deemed to include, in the case of any Class of Book-Entry Notes, the related Note Owners.

(c)  It shall not be necessary for the consent of Securityholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 2.04.

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.05.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 2.06.

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Indenture Trustee.

Section 2.07.

Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08.

Benefits of Agreement.

The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Indenture Trustee enjoy the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Indenture Trustee and the Securityholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

Section 2.09.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:

Name:

Title:

STRUCTURED ASSET SECURITIES CORPORATION,

as Purchaser

By:

Name:

Title:

SCHEDULE A

TRANSFERRED MORTGAGE LOANS

MORTGAGE LOAN SCHEDULE

[(including Prepayment Charge Schedules and Prepayment Charge Summary)]

[To be retained in a separate closing binder entitled
“SASCO 20[__]-[__] Mortgage Loan Schedules” at McKee Nelson LLP.]